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                                                                     EXHIBIT 5.1
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                          LOCKE PURNELL RAIN HARRELL
                         (A Professional Corporation)
                         2200 Ross Avenue, Suite 2200
                              Dallas, Texas 75201
                                (214) 740-8000

                                January 6, 1997

Argyle Television, Inc.
200 Concord Plaza, Suite 700
San Antonio, Texas 78216

     Re: Registration of 413,368 shares of Series A Common Stock pursuant to a Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel for Argyle Television, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), of 413,368 shares of Series A Common Stock, $.01 par value, of the Company (the "Series A Common Stock"), filed with the Securities and Exchange Commission, to which this opinion appears as Exhibit 5.1.

     We have made such inquiries and examined such documents as we have considered necessary or appropriate for the purpose of giving the opinion hereinafter set forth. We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation are prerequisites to the effectiveness thereof.

     Based upon the foregoing, having regard for such legal considerations as we deem relevant, we are of the opinion that the 413,368 shares of Series A Common Stock, as described in the Registration Statement, have been duly authorized and upon issuance will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. By so consenting, we do not thereby admit that our firm's consent is required by
Section 7 of the Securities Act.

                                      Very truly yours,

                                      LOCKE PURNELL RAIN HARRELL
                                      (A Professional Corporation)



                                      By:     /s/ Trey Cutler
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